UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2004

ETCF Asset Funding Corporation

(formerly known as Deutsche Recreational Asset Funding Corporation)

(Exact name of registrant as specified in its charter)

Nevada	333-56303	91-1904587
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3355 Michelson Drive, Suite 350, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 786-2570

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01 through 7.01 are not included because they are not applicable.

Item 8.01. Other Events.

Filing of Computational Materials

In connection with the offering of the E*TRADE RV and Marine Trust 2004-1 Asset Backed notes (the “Notes”), Lehman Brothers Inc. (the “Underwriter”) has prepared certain materials (the “Computational Materials”) for distribution to potential investors. Although ETCF Asset Funding Corporation (formerly known as Deutsche Recreational Asset Funding Corporation) (the “Company”) provided the Underwriter with certain information regarding the characteristics of the loans (the “Loans”) in the related portfolio, the Company did not participate in the preparation of the Computational Materials.

For purposes of this Form 8-K, “Computational Materials” shall mean computer generated tables and/or charts displaying, with respect to the Notes, any of the following: yield; average life; duration, expected maturity; interest rate sensitivity; cash flow characteristics; background information regarding the Loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature. The Computational Materials are attached to this Form 8-K as Exhibits 99.1 and 99.2.

Item 9.01. Financial Statements and Exhibits

Information and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Exhibits:

Exhibit Number	Item 601(a) of Regulation S-K Exhibit No.	Description
1	99.1	Lehman Brothers, Inc. Computational Materials (Interim)

2	99.2	Lehman Brothers, Inc. Computational Materials (Final)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETCF ASSET FUNDING CORPORATION

By:	/s/ Matthew Pechulis
Name:	Matthew Pechulis
Title:	Vice President and Assistant Secretary

Dated: December 16, 2004

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Exhibit Index

Exhibit Number	Item 601(a) of Regulation S-K Exhibit No.	Sequentially Numbered Description	Page
1	99.1	Lehman Brothers, Inc. Computational Materials (Interim)	Filed Electronically

2	99.2	Lehman Brothers, Inc. Computational Materials (Final)	Filed Electronically

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